Exhibit 3
Information Concerning Directors and Executive Officers of Old National Bancorp
Directors
     The following are the directors of Old National Bancorp, and their principal occupations:

Name	Principal Occupation

Joseph D. Barnette, Jr.	President, The Sexton Companies (Apartment Developers, Managers)

Alan W. Braun	Chairman, President and Chief Executive Officer, Industrial Contractors, Inc. (Construction)

Larry E. Dunigan	Chief Executive Officer, Holiday Management Company (Health Care Services and Internet Services)

David E. Eckerle	Former Chairman and Chief Executive Officer, Old National Bank, Jasper, Indiana (an affiliate of Old National Bancorp)

Niel C.Ellerbrook	Chairman, President and Chief Executive Officer, Vectren Corporation (Energy Holding Company)

Andrew E. Goebel	Financial and Management Consultant

Robert G. Jones	President and Chief Executive Officer, Old National Bancorp

Phelps L. Lambert	Managing Partner, Lambert and Lambert (Investments)

Marjorie Z. Soyugenc	Executive Director and Chief Executive Officer, Welborn Baptist Foundation, Inc. (Non-Profit Foundation)

Kelly N. Stanley	President, BMH Foundation, Inc. (Non-Profit Foundation)

Charles D. Storms	Chairman, President and Chief Executive Officer, Red Spot Paint & Varnish Co., Inc. (Manufacturer of Industrial Coatings)

Executive Officers
     The following are the executive officers of Old National Bancorp:

Name	Offices and Positions with Old National Bancorp

Robert G. Jones	President, Chief Executive Officer and Director

Caroline J. Ellspermann	Executive Vice President; President and CEO of Old National Wealth Management

Annette W. Hudgions	Executive Vice President — Chief Administrative Officer

Jeffrey L. Knight	Executive Vice President — Chief Legal Counsel

Daryl D. Moore	Executive Vice President — Chief Credit Officer

Allen R. Mounts	Executive Vice President — Chief Human Resources Officer

Barbara A. Murphy	Executive Vice President — Chief Risk Officer

Christopher A. Wolking	Executive Vice President — Chief Financial Officer